Exhibit 10.1
Form of Promissory Note

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER THE LAWS OF ANY OTHER STATE OR JURISDICTION.  THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT OR ANY APPLICABLE STATE SECURITIES LAW, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR ANY APPLICABLE STATE SECURITIES LAW.

PROMISSORY NOTE

$________.00                                         _______ __, 2012

FOR VALUE RECEIVED, and upon the terms and conditions set forth herein, Two Rivers Water Company, having an office and address for purposes of notices and legal process at 2000 South Colorado Blvd., Annex Building Suite 420, Denver, Colorado 80222 (“Borrower”) promises to pay to the order of  ___________________ (“Lender”), at _______________________________________________ ______ or at any such other place as may be designated in writing by Lender, the principal sum of ___ _______ and No/100 ($___,____.00) Dollars, in lawful money of the United States of America, together with interest thereon to be computed from the date hereof at the Interest Rate (as defined below), and to be paid in accordance with the terms of this Promissory Note (“Note”).

1. INTEREST.                                The term “Interest Rate,” as used herein shall mean an interest rate equal to twelve percent (12.00%) per annum. Interest for any month or fractional part thereof shall be calculated on the basis of a 360-day year and twelve 30 day months and the daily amount so determined shall be multiplied by the actual number of days for which interest is being paid.

2. PAYMENT TERMS.

2.1 Borrower agrees to pay sums under this Note in installments as follows:

2.1.(a) Except as may be adjusted in accordance with this Section 2.1(a), Borrower shall pay to Lender consecutive monthly installments of accrued interest for each immediately prior month in an amount equal to the Monthly Payment Amount, commencing on ______ 1, 2012, and continuing on the first day of each month thereafter through the 31st day of October, 2012 (the “Maturity Date”). The “Monthly Payment Amount” shall equal interest-only payments on the outstanding principal balance, calculated at an annual interest rate equal to the Interest Rate, computed on the basis of a three hundred sixty (360) day year consisting of twelve (12) months of thirty (30) days each. Commencing on the date hereof, the Monthly Payment Amount shall equal One Thousand and 00/100 Dollars ($1,000.00) for each $100,000 face amount of the note or any fraction thereof.  For payments of accrued interest for partial months, the Monthly Payment Amount shall be adjusted to equal the pro rata amount for the number of days that interest has accrued during such partial month.

2.1.(b) All accrued and unpaid interest and the unpaid principal balance hereof are due and payable on the earlier to occur of (i) the Maturity Date, or (ii) the date on which the indebtedness becomes immediately due and payable hereunder.

2.2 All parties hereto, whether Borrower, principal, surety, guarantor or endorser, hereby waive demand, notice of demand, presentment for payment, notice of dishonor, protest and notice of protest.

3. ADDITIONAL CONSIDERATION.  Upon receipt of the principal amount of the loan, the Borrower shall issue to the Lender shares of Borrower’s restricted $.001 par value common stock in an amount equal to one (1) share for each Ten Dollars ($10.00) of loan proceeds paid to the Borrower as additional consideration for engaging in this transaction.

4. APPLICATION OF PAYMENTS.

4.1.           Each Monthly Payment Amount paid by Borrower hereunder, at the option of Lender, shall be applied as follows:

4.1.(a) First, to any costs of collection hereunder;

4.1.(b) Then, to late charges and any other fees or charges due hereunder, if any;

4.1.(c) Then, to interest then due and payable hereunder;

4.1.(d) Then to the principal balance hereof; and

4.2.                      Monthly installments of principal (if required) and interest shall be paid when due, regardless of the prior acceptance by Lender of payments in excess of the regular monthly installment of principal (if required) and interest.

4.3.           The designation or allocation by Borrower of the disposition or allocation of any payments made will not be binding upon the Lender which may allocate any and all such payments to interest, principal and other fees and charges due hereunder or to any one or more of them, in such amount, priorities and proportions as Lender may determine in its sole discretion in accordance with the terms hereof.

5.  DEFAULT AND ACCELERATION.

5.1           It is hereby expressly agreed that (A) the whole of the principal sum of this Note, (B) interest, default interest, late charges, fees and other sums, as provided in this Note, (C) all other monies agreed or provided to be paid by Borrower in this Note, and (D) all sums advanced and costs and expenses incurred by Lender in connection with the Indebtedness (as hereinafter defined) or any part thereof, any renewal, extension, or change of or substitution for the Indebtedness or any part thereof whether made or incurred at the request of Borrower or Lender (the sums referred to in (A) through (D) above shall collectively be referred to as the “Indebtedness”) shall, WITHOUT NOTICE, become immediately due and payable at the option of the holder hereof upon the happening of any of the following events (each, an "Event of Default"):

5.1.(a)  Borrower fails to pay any amount due to Lender under this Note within ten (10) days after the due date for such payment, or if no due date is provided for, within ten (10) days after written demand therefor is made;

5.1.(b) Borrower fails to keep, observe or perform any other promise, condition or agreement contained in this Note or any other documents described herein or delivered in connection herewith and such failure or default is not remedied within fifteen (15) days after notice to Borrower thereof, provided, however, that if such failure or default is not capable of being cured or remedied within said fifteen (15) day period, then if Borrower fails to promptly commence to cure the same and thereafter diligently prosecute such cure to completion but in any event within thirty (30) days after notice thereof;

5.1.(c) A receiver, liquidator or trustee shall be appointed for Borrower or for any substantial part of its  property, an assignment shall be made for the benefit of creditors, Borrower shall be adjudicated a bankrupt or insolvent, or any petition for bankruptcy, reorganization or arrangement pursuant to the United States Bankruptcy Code, or under the provisions of any federal or state bankruptcy or receiver laws, shall be filed by or against Borrower, unless such appointment, assignment, adjudication or petition was involuntary, in which event only if the same is not discharged, stayed or dismissed within forty-five (45) days;

5.1.(d) A final judgment for the payment of money in excess of $1 million not covered by a policy of insurance or which  would materially adversely affect such Borrower’s ability to make payments under this Note shall be rendered against Borrower and such party shall not discharge the same or cause it to be discharged within forty-five (45) days from the entry thereof, or shall not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered within twenty (20) days, and thereafter to secure a stay of execution pending such appeal;

5.1.(e) Borrower shall have concealed, removed and/or permitted to be concealed or removed any substantial part of their property and/or assets with the intent to hinder, delay or defraud Lender of any of its property and/or assets which may be fraudulent under any federal or state bankruptcy, fraudulent conveyance or similar law now or hereafter enacted, or if Borrower shall have made any transfer of any of their property and/or assets to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or if Borrower shall have suffered or permitted to be suffered, while insolvent, any creditor to obtain a lien upon any of its property and/or assets through legal proceedings or distraint which is not vacated within (30) days from the date of entry thereof;

5.1.(f) Borrower defaults under any other note, instrument, agreement, contract, pledge, mortgage or encumbrance evidencing and/or securing the Indebtedness or any other indebtedness of Borrower to Lender, and such event or occurrence is not remedied or cured within twenty (20) days after notice thereof.

5.2                      After the occurrence of an Event of Default, Lender may accept any payments from Borrower without prejudice to the rights and remedies of Lender provided herein.

5.3                      Notwithstanding anything to the contrary set forth in this Section 5, if the Lender declares an Event of Default for failure to repay the note in full on or before the Maturity Date, the Company will have 60 days to remedy the Default through repayment of the Note, provided, however, that during the period between the declaration of a Default and repayment, interest will be set the Default Rate as set forth below.  If the Default is not cured through repayment of this Note within the 60-day grace period, then all other provisions of this Section 5 shall apply.

6.  DEFAULT INTEREST/LATE CHARGES.

6.1.                      If any portion of the Indebtedness is not paid when due as set forth herein, or earlier by reason of acceleration of the payment hereof, then, from and after the due date, interest shall accrue on such unpaid Indebtedness at a rate equal to the lesser of (a) the Interest Rate plus three percent (3%), or (b) the highest rate permitted by law, computed from said due date until the date of actual repayment (the “Default Rate”).  The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which the Event of Default is cured or the date upon which the Indebtedness is paid in full. Interest calculated at the Default Rate shall be added to the Indebtedness.  This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Indebtedness, or as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

6.2.           If any payment (or part thereof) provided for herein shall be made after ten (10) days from the date due, a late charge of ten percent (10%) of the amount so overdue shall become immediately due and payable to the holder of this Note as liquidated damages for failure to make prompt payment.  Such charge shall be payable in any event no later than the due date of the next subsequent installment. O  Nothing herein is intended to or shall extend the due dates set forth for payments under this Note. Such late fee may be charged repeatedly, however, said late fee shall not be compounded on prior late fees, but rather, only on the amount outstanding exclusive of prior late fees.

6.3           TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE UNITED STATES OF AMERICA, OR ELSEWHERE, UPON FIVE (5) BUSINESS DAYS’ PRIOR WRITTEN NOTICE TO BORROWER, TO APPEAR AT ANY TIME FOR BORROWER AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT HEREUNDER, IN ANY ACTION BROUGHT AGAINST BORROWER ON THIS NOTE AT THE SUIT OF LENDER, WITH OR WITHOUT DECLARATION FILED, AND THEREIN TO CONFESS OR ENTER JUDGMENT OR A SERIES OF JUDGMENTS AGAINST ANY ONE OR MORE OR ALL OF THE PARTIES NAMED AS BORROWER FOR THE ENTIRE UNPAID PRINCIPAL OF THIS NOTE AND ALL OTHER SUMS PAID BY LENDER TO OR ON BEHALF OF BORROWER PURSUANT TO THE TERMS OF THIS NOTE AND ALL ARREARAGES OF INTEREST THEREON, TOGETHER WITH COSTS OF SUIT AND REASONABLE ATTORNEY'S FEES FOR COLLECTION; AND FOR SO DOING THIS NOTE OR A COPY THEREOF VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT.

6.3.(a)                      The authority granted herein to confess judgment shall not be exhausted by any exercise thereof but shall continue from time to time and at all times until payment in full of all the amounts due hereunder.

6.4                      Should the Indebtedness or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any collected at law or in equity, or in bankruptcy, receivership or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection under default, Borrower agrees to pay, in addition to the principal, any late payment charge and interest due and payable hereunder, all costs of collecting or attempting to collect the Indebtedness, including attorneys' fees and expenses and court costs, regardless of whether any legal proceeding is commenced hereunder, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by Borrower.

6.5                      After the entry of a judgment Lender shall have the right to continue to charge Borrower and to increase the amount of the judgment for post-judgment reasonable attorneys’ fees and costs, post-judgment interest at the Default Rate provided for herein and other charges that may be incurred by Lender.

6.6                      Notwithstanding anything heretofore set forth to the contrary, in no event shall any interest payable under this Note exceed the maximum interest rate permitted under law or the rate that could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate that Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the interest rate hereinabove set forth or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Indebtedness, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of this Note until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Indebtedness for so long as the Indebtedness is outstanding. Borrower agrees to an effective rate of interest that is the rate stated herein plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid by or on behalf of Borrower, or any benefit received or to be received by Lender, in connection with this Note.

7. CONVERSION RIGHTS.

7.1.   It is anticipated that the Borrower will repay the Note out of proceeds from a registered offering ("Take-Out Offering") of Borrower’s securities ("Securities"). Upon the effectiveness of the registration statement registering the Securities, the Borrower agrees to provide the Lender with written notice of the terms and conditions of the Take-Out Offering and a copy of the Conversion Notice required to participate in the Take-Out Offering. To the extent deemed appropriate by the Lender, the Lender shall have the right to convert all or any part of the Note principal to the Securities at the Conversion Price specified in 7.2(a).

 7.2           The Lender shall effect conversions by delivering to the Borrower the form of Notice of Conversion attached hereto as Annex A (a “Notice of Conversion”) or such other form of conversion notice as may be delivered to the Lender as set forth above, specifying therein the amount of this Note to be converted and the date on which such conversion is to be effected (a “Conversion Date”).  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that the Take-Out Offering shall be closed. To effect conversions hereunder, the Lender shall not be required to physically surrender this Note to the Borrower unless the entire principal amount of this Note shall be converted and all interest has been paid in full, in which event the Lender shall physically surrender the Note to the Borrower. Conversions hereunder shall have the effect of lowering the outstanding principal amount of the Note in an amount equal to the principal amount so converted. The Lender and the Borrower shall maintain records showing the principal amount converted and the date of such conversions.  The Lender and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof. However, at the Borrower’s request, the Lender shall surrender this Note to the Borrower within five (5) days following such request so that a new Note reflecting the correct principal amount may be issued to Lender.

7.2 (a)           Conversion Price.  The conversion price shall be at the price at which the Securities are sold pursuant to the terms of the Take-Out Offering.

7.2 (b)           Mechanics of Conversion.

i.           Securities Issuable Upon Conversion. The Securities issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the amount of this Note to be converted by (y) the Conversion Price.

ii.           Delivery of Certificate upon Conversion.  Not later than fifteen Trading Days after any Conversion Date, the Borrower will deliver to the Lender a certificate or certificates representing the Securities being acquired upon the conversion of this Note.

iii.           Fractional Shares.  Upon a conversion hereunder, Borrower shall not be required to issue certificates representing fractions of the Securities, but may, if otherwise permitted, make a cash payment in respect of any final fractional Security based on the market price of the Securities on the Conversion Date at such time. If the Borrower elects not, or is unable, to make such cash payment, the Lender shall be entitled to receive, in lieu of the final fractional Security, one whole share of the Securities.

iv.           Transfer Taxes.  The issuance of certificates for the Securities on conversion of this Note shall be made without charge to the Lender for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Borrower shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Lender of this Note and the Borrower shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Borrower the amount of such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

8.  WAIVERS.

8.1                      To the maximum extent permitted by applicable law, Borrower and all parties who may become eligible for the payment of all or any part of the Indebtedness, whether principal, surety, guarantor, pledgor, or endorser, hereby waive demand, notice of demand, presentment for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, notice of dishonor, protest, notice of protest and non-payment and all other notices of any kind, except for notices expressly provided for in this Note.

8.2                      The liability of Borrower shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by the holder hereof, including, but not limited to any extension of time, renewal, waiver or other modification. No release of any security for the Indebtedness or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, or any other guaranty or instrument made by agreement of Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who may become liable for the payment of all or any part of the Indebtedness under this Note.

8.3                      No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand on Borrower as provided for in this Note. Any failure of the holder of this Note to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. Lender or any holder may accept late payment, or partial payment, even though marked “payment in full” or containing words of similar import or other conditions, without waiving any of its rights. No amendment, modification or waiver of any provision of this Note nor consent to any departure by Borrower therefrom shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

8.4                      BORROWER AGREES THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE MAY BE INITIATED AND PROSECUTED IN THE STATE OR FEDERAL COURTS, AS THE CASE MAY BE, LOCATED IN DENVER COUNTY, STATE OF COLORADO.  TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BORROWER CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER THE SUBJECT MATTER, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON HIM AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE BORROWER AT HIS ADDRESS SET FORTH ABOVE OR TO ANY OTHER ADDRESS AS MAY APPEAR IN THE  LENDER’S RECORDS AS THE ADDRESS OF THE BORROWER (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW).

8.5           TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE, BORROWER WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THIS NOTE, THE LOAN DOCUMENTS, OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY, INTENTIONALLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH OF THEM HAS RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THE OTHER LOAN DOCUMENTS AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER EACH WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

9.      PREPAYMENT.                                       Prior to the Maturity Date, Borrower shall have the right, without penalty or premium, to pay in whole, the total outstanding principal due and owing under this Note, provided that such prepayment is accompanied by payment of all interest accrued hereunder and unpaid through the date of prepayment and any other sums due and owning the holder of this Note, whether under this Note or any other document or agreement entered into by Borrower in connection with this Note.

10.           NOTICES.  All notices to be given pursuant to this Note shall be in writing and sufficient if given by personal service, by guaranteed overnight delivery service, or by being mailed postage prepaid, by registered or certified mail, to the address of the parties first hereinabove set forth or to such other address as either party may request in writing from time to time. Any time period provided in the giving of any notice hereunder shall commence upon the date of personal service, the date after delivery to the guaranteed overnight delivery service, or three (3) days after any notices are deposited, postage prepaid, in the United States mail, certified or registered mail. Notices may be given by a party's attorneys or agents with the same force and effect as though given by such party.

11.                      MISCELLANEOUS.

11.1.           Time shall be of the essence with respect to all provisions of this Note.

11.2.           If any payment to be made by Borrower shall otherwise become due on a day other than a Business Day, such payment shall be made on the prior preceding day which is a Business Day. “Business Day” shall mean any day of the week other than a Saturday, Sunday or federal holiday.

11.3.           Borrower represents that it has full power, authority and legal right to execute and deliver this Note, and that this Note constitutes the valid and binding obligation of Borrower.

11.4.           Wherever pursuant to this Note it is provided that Borrower pay any costs and expenses, such costs and expenses shall include, without limitation, legal fees and disbursements of Lender, whether with respect to retained firms, the reimbursement of the expenses of in-house staff, counsel, or otherwise. Borrower shall pay to Lender on demand any and all expenses, including legal expenses and attorneys’ fees, incurred or paid by Lender in enforcing this Note.

11.5.           This Note cannot be changed, modified, amended, waived, extended, discharged or terminated orally or by estoppel or waiver, regardless of any claimed partial performance referable thereto, or by any alleged oral modification or by any act or failure to act on the part of Borrower or Lender.  The agreements contained herein shall remain in full force and effect, notwithstanding any changes in the individuals or entities comprising Borrower, and the term “Borrower,” as used herein, shall include any alternate or successor person or entity, but any predecessor person or entity, and its partners or members, as the case may be, shall not thereby be released from any liability. Nothing in the foregoing shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in Borrower which may be set forth in this Note.

11.6.           Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provision hereof.

11.7.           If any paragraph, clause or provision of this Note is construed or interpreted by a court of competent jurisdiction to be void, invalid or unenforceable, such voidness, invalidity or unenforceability will not affect the remaining paragraphs, clauses and provisions of this Note, which shall nevertheless be binding upon the parties hereto with the same effect as though the void or unenforceable part had been severed and deleted.

11.8.           The terms and provision of this Note shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, legal representatives, successors, successors-in-title, and assigns, whether by voluntary action of the parties or by operation of law. As used herein, the terms “Borrower” and “Lender” shall be deemed to include their respective heirs, executors, legal representative, successors, successors-in-title, and assigns, whether by voluntary action of the parties or by operation of law.

11.9.           All the terms and words used in this Note, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context or sense of this Note or any paragraph or clause herein may require, the same as if such work had been fully and properly written in the correct number and gender.

11.10           This Note shall be governed by and construed in accordance with the laws of the State of Colorado without regard to conflicts of laws principles.

IN WITNESS WHEREOF, the undersigned have executed the foregoing instrument as of the date first above written.

BORROWER:

Two Rivers Water Company

By: ______________________________
Its:

Annex A

NOTICE OF CONVERSION

(To be executed by the Lender
in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $________principal amount of the Note into the Securities of Borrower as of the date written below.  If the Securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates.  No fee will be charged to the Lender for any conversion, except for transfer taxes, if any.

The undersigned hereby requests that the Borrower issue a certificate or certificates representing the Securities set forth below (which numbers are based on the Lender's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name: _____________________________________________________________
Address: ____________________________________________________________
Taxpayer ID: _________________________________________________________
The undersigned represents and warrants that all offers and sales by the undersigned of the Securities issuable to the undersigned upon conversion of this Note shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

Date of Conversion: ____________________________
Applicable Conversion Price: ____________________
Number of Securities to be Issued: ________________
Pursuant to Conversion of the Note: _______________
Signature: ____________________________________
Name: _______________________________________
Address: _____________________________________